CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated March 15, 2002, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-36821 and 811-6172) of Dreyfus Municipal Cash Management Plus.








                                        ERNST & YOUNG LLP


New York, New York
May 30, 2002